UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 9, 2018

Commission file number: 1-03319

Mineral Mountain Mining & Milling Company

(Exact name of registrant as specified in its charter)

Idaho	82-0144710
(State or Other Jurisdiction ofIncorporation or Organization)	(I.R.S. Employer Identification Number)

Mineral Mountain Mining & Milling Company

13 Bow Circle, Suite 170

Hilton Head, South Carolina 29928

(917) 587-8153

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 9, 2018, Mineral Mountain Mining and Milling Company (the “Company”) entered into an equity purchase agreement dated October 1, 2018 (the “Purchase Agreement”) with the Investor named therein pursuant to which the Company has agreed to issue to the Investors shares of the Company's Common Stock, $0.001 par value (the “Common Stock”), in an amount up to Five Million Dollars ($5,000,000.00) (the “Shares”), in accordance with the terms of the Equity Purchase Agreement. In connection with the transactions contemplated by the Equity Purchase Agreement, the Company is required to register with the SEC the resale of the following Shares of Common Stock: (1) 15,000,000 Shares to be issued to the Investors upon purchase from the Company by the Investors from time to time pursuant to the terms and conditions of the Equity Purchase Agreement; (2) 1,428,571 shares of Common Stock to be issued by the Company to the Investors as a commitment fee pursuant to the Equity Purchase Agreement; and (3) the Company also has entered into a Registration Rights Agreement, of even date with the Equity Purchase Agreement with the Investors (the “Registration Rights Agreement”) pursuant to which the Company agreed, among other things, to register the Shares under the Securities Act of 1933, as amended (the “Securities Act”) relating to the resale of the Shares, to have such registration statement declared effective within the time period set forth in the Purchase Agreement, and to keep such registration statement effective for up to two years. The Company will pay all expenses of the registration, excluding fees of legal counsel for the purchaser of the Shares.

The Purchase Agreement contains customary representations, warranties and agreements by the Company, indemnification obligations of the Company and the Purchasers, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), and other obligations of the parties. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such Purchase Agreement and are made as of specific dates; are solely for the benefit of the parties (except as specifically set forth therein); may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of the Purchase Agreement, instead of establishing matters as facts; and may be subject to standards of materiality and knowledge applicable to the contracting parties that differ from those applicable to the investors generally. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company.

The securities to be issued by the Company pursuant to the Purchase Agreement have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Company relied and will rely on the private placement exemption from registration provided by Section 4(a)(2) of the Securities Act.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Form of Securities Purchase Agreement filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Statements in this report that are not strictly historical in nature are forward-looking statements. These statements include but are not limited to statements related to the anticipated filing of a registration statement to cover resales of the Shares. These statements are only predictions based on current information and expectations and involve a number of risks and uncertainties. Actual events or results may differ materially from those projected in any of such statements due to various factors. For a discussion of these and other factors, please refer to the Company’s annual report on Form 10-K for the year ended September 30, 2017 as well as the Company’s subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosures set forth in Item 1.01 above are incorporated in this Item 3.02.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Description

99.1	Equity Purchase Agreement, dated October 1, 2018, by and among the Company and the Investor named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Mineral Mountain Mining & Milling Company

Dated: October 12, 2018	By:	/s/ Sheldon Karasik
Sheldon Karasik
Chief Executive Officer (Principal Executive Officer)

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